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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 22, 2000


                             URANIUM RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
                  Delaware                          0-17171                      75-2212772
                  --------                          -------                      ----------
      (STATE OR OTHER JURISDICTION OF       (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
               INCORPORATION)                                               IDENTIFICATION NO.)



                12750 Merit Drive, Suite 720, Dallas, Texas                        75251
                -------------------------------------------                        -----
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        ZIP CODE
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                                  972-387-7777
                                  ------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                    No Change
                                    ---------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




              Exhibit Index Begins on Sequentially Numbered Page 5





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ITEM 5. OTHER EVENTS.

         Uranium Resources, Inc. (the "Company") announced that it has raised $730,000 of equity by the issuance of 7.3 million shares of Common Stock at $0.10 per share to a group of private investors. The investors were also issued five-year warrants to purchase an aggregate of 5,475,000 shares of Common Stock at an exercise price of $0.20 per share. The Company also announced that it has signed a letter of intent with Texas regulatory authorities and the Company's bonding company that, when finalized, would provide the Company access to up to $2.3 million of Company funds pledged to secure the Company's restoration bonds. Approximately $250,000 has been released to the Company to date under the letter of intent. The funds are being used by the Company to perform restoration at the Company's Kingsville Dome and Rosita mine sites in South Texas. When finalized, the term of the agreement is expected to run through the end of 2001. Discussions to finalize this agreement are ongoing and are expected to be completed in August 2000.

         The Company also stated that certain key employees will convert approximately $186,756 of previously deferred compensation into shares of Common Stock at $0.20 per share. These persons will also continue to defer a portion of their compensation and will be entitled to convert that deferred compensation into shares of Common Stock at $0.20 per share. The Company will also issue certain key employees stock options to acquire a total of 2.25 million shares of Common Stock at $0.20 per share, subject to stockholder approval. In addition, the Company will allow holders of current outstanding options covering 903,632 shares of Common Stock at prices ranging from $0.25 per share to $17.00 per share to surrender these options for new options with an option price of $0.20 per share.

         The Company also announced today that it reached a compromise with its regulatory counsel settling an outstanding indebtedness of approximately $560,000 for a payment of $100,000 in cash, the assignment of certain claims, the issuance of 720,000 shares of Common Stock and an agreement to issue an additional 200,000 shares upon the occurrence of certain events.

         Finally, the Company also announced that it has finalized its previously announced settlement with the Liquidating Trustee in connection with the bankruptcy of Oren Benton and certain of his affiliated companies. Under the settlement, the Trustee released the Company from approximately $1.6 million in claims in exchange for the Company releasing certain claims, assigning certain claims to the Trustee and the issuance of the Company's $135,000 promissory note that requires no payments until maturity on July 17, 2005 and is convertible by the Trustee into shares of Common Stock at $0.75 per share. The note is secured by a deed of trust covering the Company's Kingsville Dome and Rosita properties.

         Uranium Resources, Inc. is a Dallas based uranium-mining company, whose shares trade on the OTC Bulletin Board under the symbol URIX. The Company specializes in in-situ solution mining and holds substantial uranium resources in South Texas and New Mexico.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (c) EXHIBITS.

                           99.1 - Press Release issued August 21, 2000, by the
                                  Registrant.



                                       2

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          URANIUM RESOURCES, INC.




Date: August 22, 2000               /s/ Paul K. Willmott
                                    --------------------
                                    Paul K. Willmott
                                          President, Chief Executive Officer
                                          and Chairman of the Board of Directors





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                                  EXHIBIT INDEX


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
Exhibit No.                     Exhibit Description                       Page
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
   99.1                Press Release issued August 21,                     E-1
                       2000, by the Registrant.
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